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                                                                     Exhibit 5.1
                            FINN DIXON & HERLING LLP
                                ATTORNEYS AT LAW

                               ONE LANDMARK SQUARE
                        STAMFORD, CONNECTICUT 06901-2689
                            TELEPHONE (203) 325-5000
                            FACSIMILE (203) 348-5777


                                 August 4, 2006

Fuel-Tech N.V.
Castroweg 22-24
Curacao, Netherlands
Antilles

Re:      Registration Statement on Form S-4
         -----------------------------------

Ladies and Gentlemen:

         We have acted as United States counsel to Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), in connection with the Company's preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-4 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of shares of the Company's common stock, $0.01 par value per share (the "Common Stock"). The Common Stock is to be issued as described in the Registration Statement.

         In rendering the opinion set forth herein, we have examined executed copies, telecopies or photocopies of: (i) the Registration Statement; (ii) the certificate of incorporation of the Company proposed to be filed by the Company with the Secretary of State of the State of Delaware; (iii) the proposed by-laws of the Company; and (iv) such other records, documents, certificates and other instruments, which in our judgment are necessary or appropriate as a basis for the opinion expressed below. In our examination of such documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company.

         Based upon the foregoing, and in reliance thereon, and subject to the qualifications, assumptions and exceptions heretofore and hereinafter set forth, we are of the opinion that, upon the filing of the proposed certificate of incorporation by the Company with the Secretary of State of the State of Delaware, the payment of required filing fees in connection therewith, and upon the issuance of the shares of the Company's Common Stock as contemplated by the Registration Statement, such shares will be validly issued, fully paid and non-assessable.

         We do not express, or purport to express, any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.


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Fuel-Tech N. V.
August 4, 2006
Page 2

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the Securities and Exchange Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter occur or come to our attention or any changes in law which may hereafter occur.

                                                 Very truly yours,

                                                 /s/ Finn Dixon & Herling LLP